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                                                                   EXHIBIT 23.7

                           CONSENT OF ARNOLD PENNER


     I hereby consent to being named a proposed director of Philips International Realty Corp., and to the use of my name under the heading "Management" in the Proxy Statement/Prospectus which is part of the Registration Statement filed by Philips International Realty Corp. on Form S-4, and to the use of my name wherever appearing in the Registration Statement and the related Proxy Statement/Prospectus, and any amendments thereto.


Dated:  December 9, 1997


                                      By: /s/ Arnold Penner
                                          -----------------------------
                                          Arnold Penner